CUSTODY AGREEMENT

BETWEEN

THE HUNTINGTON NATIONAL BANK

AND

MUTUAL FUND SERIES TRUST

APPENDIX B

Series of the Trust

Amended as of September 24 2012

Domestic Fee Schedule A	Domestic Fee Schedule B
Catalyst Large Cap Value Fund	Catalyst Value Fund
Catalyst/Groesbeck Growth of Income Fund	Catalyst Strategic Insider Fund
Catalyst/MAP Global Total Return Income Fund	Catalyst Insider Long/Short Fund
Catalyst/MAP Global Capital Appreciation Fund	Catalyst Insider Buying Fund
Catalyst/CP Core Equity Fund	Catalyst/SMH High Income Fund
Catalyst/CP World Equity Fund	Catalyst/SMH Total Return Income Fund
Catalyst/CP Focus Large Cap Fund	Catalyst Event Arbitrage Fund
Catalyst/CP Focus Mid Cap Fund	Catalyst/Lyons Tactical Core Fund
Day Hagan Tactical Allocation Fund of ETFs	Catalyst/Lyons Hedged Premium Return Fund
Listed Private Equity Plus Fund	AmericaFirst Quantitative Strategies Fund
Vista Capital Appreciation Fund	AmericaFirst Absolute Return Fund
Signal Point Global Alpha Fund	AmericaFirst Income Trends Fund
AmericaFirst Defensive Growth Fund
Camelot Premium Return Fund
Delux All Cap Stock Fund
SMH Representation Trust
Eventide Gilead Fund
JAG Large Cap Growth Fund

Approved by:

Mutual Fund Series Trust

Huntington National Bank

/s/Jerry Szilagyi

/s/Kevin Speert

Jerry Szilagyi, Trustee

Kevin Speert, Vice President

Domestic Fee Schedule - A

Transaction Fee:
DTC & Fed Eligible Items	$6.00/Transaction
Non-DTC & Fed Eligible Items	$22.00/Transaction
Mortgage Backed Securities & Private Placements	$20.00/Transaction
Mortgage Backed Securities & Private Placement Payments	$5.00/Payment
Options	$8.00/Transaction
Repurchase Agreements	$9.00/Transaction
Foreign Securities (depending on country)	$20-350.00/Transaction

Administrative Domestic Fee
First $75 million of Market Value	1.25 Basis Points
On Next $75 million of Market Value	1.00 Basis Points
In Excess of $150 million of Market Value	.75 Basis Points
Monthly Minimum Fee Per Fund Account	$250/Account

Wire Transfer Fee:
Outgoing Wires	$15.00/transaction

Physical Check Fee:
Physical Check	$5.00/check

Funds Transfer Fee:
To/From DDA & trust account(s)	No Charge

Internet Access:
Online access to trust account activity	No Charge

Statements
Standard	No Charge
Online	No Charge

Note: Other fees may be assessed for special handling and miscellaneous services.

Domestic Fee Schedule - B

Transaction Fee:
DTC & Fed Eligible Items		$0.00/Transaction
Non-DTC & Fed Eligible Items		$6.00/Transaction
Mortgage Backed Securities & Private Placements		$20.00/Transaction
Mortgage Backed Securities & Private Placement Payments		$5.00/Payment
Options		$0.00/Transaction
Repurchase Agreements		$9.00/Transaction
Foreign Securities (depending on country)		$20-350.00/Transaction

Administrative Domestic Fee
First $150 million of Market Value		1.00 Basis Points
On Next $150 million of Market Value		.75 Basis Points
In Excess of $300 million of Market Value		.50 Basis Points
Monthly Minimum Fee Per Fund Account		$400/Account

Wire Transfer Fee:
Outgoing Wires		$15.00/transaction

Physical Check Fee:
Physical Check		$5.00/check

Funds Transfer Fee:
To/From DDA & trust account(s)		No Charge

Internet Access:
Online access to trust account activity		No Charge

Statements
Standard		No Charge
Online		No Charge

Note: Other fees may be assessed for special handling and miscellaneous services.

	Global Fee Schedule ADMINISTRATION/ SAFEKEEPING FEE (IN BASIS POINTS)	TRANSACTION FEE (US DOLLARS)
Argentina	22	70
Australia	6	55
Austria	7	90
Bahrain	77	205
Bangladesh	52	180
Belgium	6	65
Bermuda	12	105
Botswana	42	75
Brazil	32	55
Bulgaria	47	105
Canada	4	28
Chile	27	75
China	27	65
Colombia	52	150
Costa Rica	52	75
Croatia	52	85
Cyprus	12	150
Czech Republic	22	60
Denmark	5	90
Egypt	27	65
Estonia	27	85
Euroclear	4.5	20
Finland	12	65
France	5	70
Germany	4	40
Ghana	42	85
Greece	27	135
Hong Kong	10	85
Hungary	17	50
Iceland	27	140
India	32	155
Indonesia	14	140
Ireland	6	60
Israel	67	60
Italy	6	70
Japan	6	23
	ADMINISTRATION/ SAFEKEEPING FEE (IN BASIS POINTS)	TRANSACTION FEE (US DOLLARS)
Jordan	52	150
Kazakhstan	52	155
Kenya	42	75
Latvia	52	130
Lebanon	67	155
Lithuania	52	140
Luxembourg	10	90
Malaysia	14	155
Malta	37	140
Mauritius	62	205
Mexico	14	30
Morocco	52	120
Namibia	47	75
Netherlands	7	25
New Zealand	6	85
Nigeria	42	75
Norway	6	85
Oman	62	205
Pakistan	62	155
Palestine	62	205
Peru	72	130
Philippines	14	135
Poland	52	135
Portugal	32	155
Qatar	62	205
Romania	52	155
Russia	37	155
Singapore	10	95
Slovakia	52	145
Slovenia	52	145
South Africa	6	50
South Korea	12	25
Spain	6	60
Sri Lanka	27	75
Swaziland	47	75
Sweden	6	65

	ADMINISTRATION/ SAFEKEEPING FEE (IN BASIS POINTS)	TRANSACTION FEE (US DOLLARS)
Switzerland	6	100
Taiwan	20	155
Thailand	8	55
Trinidad	52	135
Turkey	27	95
Tunisia	52	105
Ukraine	47	305
UAE	47	140
United Kingdom	5	45
Uruguay	52	95
Venezuela	52	180
Vietnam	52	180
Zambia	47	75
Zimbabwe	47	75

Other Settlement Charges:

FRB

$10.00/Transaction

Mutual Fund Settlement (Domestic)

$35.00/Transaction

Short Term Instruments

$10.00/Transaction

Time Deposits

$10.00/Transaction

Derivatives (Hedges, Futures, Forwards, Swaps)

$30.00/Transaction

Repurchase Agreements

$10.00/Transaction

Commercial Paper

$10.00/Transaction

Vault Transfer (Domestic)

$6.00/Transaction

Physical

$20.00/Transaction

Manual Trade Surcharge

$30.00/Transaction

Repaired Trade Surcharge

$10.00/Transaction

Cancels

$10.00/Transaction

Proxy Announcement – Non U.S.

$12.00/Transaction

Proxy Vote – Non U.S.

$12.00/Transaction

SWIFT message

$1.00/Message

Wires and Payments Charges:

U.S. Wires

$10.00/Transaction

Book Transfers

$6.00/Transaction

Non – U.S. Wire

$30.00/Transaction

FX – 3rd Party

$40.00/Transaction

Cashiers Check

$25.00/Transaction

Miscellaneous Other Charges:

Restricted Securities Processing

$150

•

Please note that there is a segregated account charge of $5,000 annual through BBH.  This is broken down monthly for a total of $416.67/month additional.

Agreed and approved as of September 24, 2012 by:

Mutual Fund Series Trust

Huntington National Bank

/s/Jerry Szilagyi

/s/Kevin Speert

Jerry Szilagyi, Trustee

Kevin Speert, Vice President